Exhibit 3.3
                               BY-LAWS
                                  OF
                       TIME WARNER COMPANIES, INC.


                               ARTICLE I
                                Offices

          SECTION 1. Registered Office. The registered office of Time Warner Companies, Inc. (the "Corporation"), in the State of Delaware shall be at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, Delaware 19904. The name of the registered agent in charge thereof is The Prentice-Hall Corporation System, Inc.

          SECTION 2. Other Offices. The Corporation may have such other office or offices in such place or places, within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

                           ARTICLE II
                    Meetings of Stockholders
            Stockholders' Consent in Lieu of Meeting

          SECTION 1. Place of Meetings. All meetings of the stockholders of the Corporation (the "stockholders") shall be held at the office of the Corporation or at such other place or places, within or without the State of Delaware, as may from time to time be fixed by the Board or the President.

          SECTION 2. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such place and hour as shall be fixed by the Board and specified in the notice of such meeting.

          SECTION 3. Special Meeting. A special meeting of the stockholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the President or by order of the Board or by a stockholder or stockholders holding of record at least 50% of all the shares of stock of the Corporation then outstanding and entitled to vote thereat, to be held on such date and at such place and hour as shall be specified in the notice thereof.

          SECTION 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders shall be given not less than 10 days nor more than 60 days before the date on which the meeting is to be held, to each stockholder of record entitled to notice of, or to vote at, such meeting by delivering a notice thereof to such stockholder personally, or by depositing such notice in the United States mail in a postage-prepaid envelope addressed to him at his post office address furnished by him to the Secretary for such purpose, or, if he shall not have furnished his address to the Secretary for such purpose, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him at such address by telegraph, cable or other form of recorded communication. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof.

          Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy (other than a stockholder who attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall have waived notice thereof as provided in Article XII.

          SECTION 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the time and places required by law.

          SECTION 6.  Quorum.  At each meeting of the
stockholders, except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, stockholders holding of record a majority of the shares of stock of the Corporation entitled to be voted thereat shall be present in person or by proxy to constitute a quorum for the transaction of business. The absence from any meeting of stockholders holding the number of shares of stock of the Corporation required by the laws of the State of Delaware or by the Certificate of Incorporation of the Corporation or by these By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the Corporation required in respect of such other matter or matters.

          SECTION 7. Adjournments. In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting.

          SECTION 8. Organization. At each meeting of the stockholders, the President, or, in his absence, a chairman chosen by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the absence of the Secretary and the Assistant Secretaries, the chairman may appoint any person present to act as secretary of the meeting.

          SECTION 9. Order of Business. The order of business at each meeting of the stockholders shall be determined by the chairman of the meeting, but such order of business may be changed by the vote of a majority in voting interest of stockholders present in person or by proxy and entitled to vote thereat.

          SECTION 10. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, each stockholder shall, at each meeting of stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation registered in his name on the books of the Corporation:

          (a) on the date fixed by the Board as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, which date shall be not more than 60 nor less than 10 days before the date of such meeting; or

          (b) if no such record date shall have been fixed, then (i) at the close of business on the day next preceding the day on which notice of the meeting shall be given, or (ii) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

          Shares of its own stock belonging to the Corporation shall not be voted directly or indirectly. At all meetings of the stockholders all matters, except as otherwise provided by the Certificate of Incorporation of the Corporation, by these By-laws or by law, shall be decided by the vote of a majority in voting interest of stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise provided by the Certificate of Incorporation of the Corporation, by these By-laws or by law, or demanded by a stockholder present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.

          SECTION 11. Action by Consent. Anything in these By-laws to the contrary notwithstanding, any action required by law to be, or which may be, taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed in person or by proxy by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such writing or writings shall be filed with the minutes of stockholders' meetings and prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                          ARTICLE III
                      Board of Directors

          SECTION 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board, which may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation of the Corporation or by these By-laws directed or required to be exercised or done by the stockholders.

          SECTION 2. Number and Term of Office. The number of members constituting the Board of Directors shall be three or such other number as shall be determined from time to time by resolutions adopted by a majority of the whole Board. As used herein, the term "whole Board" shall mean the total number of positions on the Board fixed in the manner provided by these By-laws, regardless of the number of directors then holding office. Directors need not be stockholders. Each director shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, or until his earlier resignation or removal in the manner hereinafter provided.

          SECTION 3. Election of Directors. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

          SECTION 4. Quorum and Manner of Acting. Except as otherwise expressly required by applicable law, by the Certificate of Incorporation of the Corporation or by these By-laws, a majority of the directors then holding office shall constitute a quorum for the transaction of business at any meeting and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board; provided, however, that, if the number of directors then holding office shall be a number less than three, one director shall constitute a quorum for the transaction of business at any meeting. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.

          SECTION 5. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

          SECTION 6. Organizational Meetings. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business as soon as practicable after the annual election of directors and on the same day and at the same place at which a regular meeting of the Board is to be held, in which case notice of such meeting need not be given, or at any other time or place which shall be specified in a notice given as provided in Section 9 of this Article III or in a consent and waiver of notice thereof signed by all the directors.

          SECTION 7.  Regular Meetings.  Regular meetings of the
Board shall be held at such places and at such times as the Board shall from time to time determine.

          SECTION 8.  Special Meetings.  Special meetings of the
Board, at which any and all business may be transacted, shall be held whenever called by any director.

          SECTION 9. Notice of Meetings. Notice of regular meetings of the Board need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication, or be given personally or by telephone, not later than the day before the day on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise by these By-laws provided. Notice of any meeting of the Board need not be given to any director who shall have waived notice thereof as provided in Article XII. The Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting.

          SECTION 10. Order of Business. At all meetings of the Board, business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board.

          SECTION 11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in a writing or writings and such writing or writings are filed with the minutes of the proceedings of the Board or such committee.

          SECTION 12. Action by Means of Conference Telephone or Similar Communications Equipment. Any member of the Board of Directors or any committee thereof may participate in any meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          SECTION 13. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board, the President or the Secretary. The resignation of any director shall take effect upon receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 14. Removal of Directors. Any director or the entire Board may be removed, either with or without cause, at any time, by the affirmative vote of stockholders holding of record a majority of the shares of stock of the Corporation entitled to be voted at a meeting of stockholders, given at a special meeting of stockholders called for the purpose; and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting or as otherwise provided in Section 15 of this
Article III.

          SECTION 15. Vacancies. Any vacancies in the Board caused by death, resignation, removal, disability, an increase in the number of directors or any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual election and until his successor shall have been elected and shall qualify, or until his earlier death, or until his earlier resignation or removal in the manner herein provided. Any vacancy in the Board created by the resignation of a director effective at a future date may be filled by a majority of the directors then in office, including such resigning director, the vote thereon to take effect when such resignation becomes effective.

          SECTION 16. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board may receive a fixed sum and expenses incurred in performing the functions of director and member of any committee of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                           ARTICLE IV
                        Indemnification

          SECTION 1. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigation (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.
Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

          SECTION 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person entitled to indemnification under this Article IV against any expenses, judgments, fines and amounts paid in settlement as specified in this Article IV or incurred by any such person in connection with any Proceeding referred to in this
Article IV, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any person entitled to indemnification under this Article IV and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IV.

          SECTION 3. Indemnification Not Exclusive Right. The right of indemnification provided in this Article IV shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article IV shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this
Article IV and shall be applicable to Proceedings commenced or continuing after the adoption of this Article IV, whether arising from acts or omissions occurring before or after such adoption.

          SECTION 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article IV:

          (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article IV.

          (b) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 calendar days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

        (ii) The Indemnitee's entitlement to indemnification under this Article IV shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined); (B) by a written opinion of Independent Counsel (as hereinafter defined) if a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in
Section 4(c) of this Article IV.

          (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 4(b)(ii) of this Article IV, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object.

          (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article IV, the Indemnitee shall be presumed to be entitled to indemnification under this Article IV upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i) of this Article IV, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article IV to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 calendar days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article IV, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

          (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) of this Article IV that the Indemnitee is not entitled to indemnification under this
Article IV, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article IV.

         (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this
Article IV, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 4(a) of this Article IV or (y) payment of indemnification is not made within five calendar days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this
Article IV, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

        (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this
Article IV are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article IV.

         (iv)  In the event that the Indemnitee, pursuant to this
Section 4(d) seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article IV, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part of but not all the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

          (e)  Definitions.  For purposes of this Article IV:

          (i) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

         (ii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article IV. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article IV.

          SECTION 5. Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article IV (including, without limitation, this Section 5) shall adversely affect the rights of any director of officer under this Article IV with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of any inconsistent provision, without the written consent of such director or officer.

          SECTION 6. Severability. If any provision or provisions of this Article IV shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article IV (including, without limitation, all portions of any section of this Article IV containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article IV (including, without limitation, all portions of any section of this Article IV containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         SECTION 7. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article IV, the Corporation may indemnify (including, without limitation, by direct payment) any person (other than a director or officer of the Corporation) who is or was involved in any manner (including, without limitation, as a party or witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any or all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with such Proceeding.

                           ARTICLE V
                           Committees

          SECTION 1. Appointment and Powers. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock of the Corporation adopted by the Board as provided in Section 151 of the General Corporation Law of the State of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation, and unless the resolution or the Certificate of Incorporation of the Corporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

          SECTION 2. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                           ARTICLE VI
                            Officers

          SECTION 1. Number. The officers of the Corporation shall be a President, a Treasurer and a Secretary. Other officers may be elected in accordance with the provisions of
Section 3 of this Article VI including without limitation an Executive Vice President, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers. One person may hold the offices and perform the duties of any two or more of said officers.

          SECTION 2. Election, Term of Office, Qualifications and Removal. The officers shall be elected by the Board. Each officer shall hold office until his successor shall have been elected and shall qualify or until his earlier death, or until his earlier resignation or removal in the manner hereinafter provided. The President shall be elected from among the members of the Board. Any officer may be removed at any time, either with or without cause, by an affirmative vote of a majority of the Board.

          SECTION 3. Additional Officers. The Board may from time to time elect such other officers as it may deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board may from time to time specify. The Board or the President may from time to time appoint such agents and employees of the Corporation as may be deemed proper who shall hold office for such period, have such authority and perform such duties as are provided in these By-laws or as the Board or the President may from time to time prescribe.

          SECTION 4. Resignations. Any officer may resign at any time by giving notice to the Board, the President or the secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          SECTION 5. Vacancies. Any vacancies in any office because of death, resignation, removal or disability shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

          SECTION 6. President. The President, subject to the direction of the Board, shall be the chief executive officer of the Corporation, shall have the responsibility for the general management and control of the affairs and business of the Corporation, shall have the direction of all other officers, agents and employees and may delegate such duties and powers to the other officers of the Corporation as he deems appropriate. He shall preside at the meetings of the Board and of the stockholders.

          SECTION 7. Executive Vice President. The Executive Vice President, in the absence of or disability of the President, shall perform the duties of the President and, when so acting, should have all the powers of, and be subject to all the restrictions upon, the President and shall also perform such other duties as may be delegated to him from time to time by the Board or by the President.

          SECTION 8. Vice Presidents. Each Vice President shall have such powers and perform such duties as the President or the Board may from time to time prescribe. In case of the absence of or disability of the President and the Executive Vice President, the Vice Presidents, in the order of their respective seniorities or areas of responsibility, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

          SECTION 9. Treasurer. The Treasurer shall receive and have the custody of all moneys and securities belonging to the Corporation, and shall deposit all moneys in the name and to the credit of the Corporation. He shall disburse for its account the funds of the Corporation, taking proper vouchers therefor, but each person or persons as he may from time to time authorize shall have authority to draw checks against deposits of the Corporation in any bank or trust company, and drafts as required, to endorse checks, drafts, bills of exchange, orders and certificates of deposit which may need endorsement, for deposit to the credit of the Corporation in any bank or trust company, and to accept drafts or bills of exchange which may be drawn on the Corporation. He shall keep such records as may be required in the proper performance of his duties and shall render to the President and the Board, at the regular meetings of the Board and whenever they may desire it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall perform all acts incident to the position of Treasurer.

          SECTION 10. Secretary. The Secretary shall have the custody of all stock certificate books, transfer books and stock ledgers, and all books, records and papers of the Corporation except such as the Treasurer shall have charge of. He shall affix the corporate seal to all documents and contracts requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer, employee or agent. He shall, to the extent practicable, attend and keep the minutes of all meetings of the Board, the stockholders and any committees of the Board in one or more books kept for that purpose. He shall attend to the giving and serving of all notices of meetings of stockholders and special meetings of directors and such other notices as he may be directed to give and serve by the Board. He shall, in general, subject to the control of the Board, perform all the duties incident to the office of Secretary and such other duties as may be from time to time assigned to him by the Board or the President.

          SECTION 11.  Assistant Secretaries.  The Assistant
Secretary or, if there be more than one Assistant Secretary, any Assistant Secretary, shall, in the absence, disability or death of the Secretary, perform the duties and exercise the powers of the Secretary. Each Assistant Secretary shall have such other powers and shall perform such other duties as may be from time to time assigned to him by the Board, by the President or by the Secretary.

                          ARTICLE VII
         Contracts, Checks, Drafts, Bank Accounts, etc.

          SECTION 1. Execution of Documents. The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Unless so authorized by the Board, no such officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or pledge its credit or render it liable for any purpose or amount.

          SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President or any other officer of the Corporation to whom power in that respect shall have been delegated by the Board shall select.

          SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities or interests in any other corporation or business entity and to vote or consent in respect of such stock, securities or interest; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney and other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

                          ARTICLE VIII
                       Books and Records

          The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                           ARTICLE IX

                   Shares and Their Transfer

          SECTION 1. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or the Treasurer. Any of or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation.

          SECTION 2. Transfer of Shares. The transfer of stock and certificates which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

          SECTION 3.  Lost, Destroyed and Mutilated Certificates.
(a) Where a certificate for stock of the Corporation has been lost, apparently destroyed or wrongfully taken, the issuance of a new stock certificate or the claims based on such certificate shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

          (b) Where the holder of any certificate for stock of the Corporation notifies the Corporation of the mutilation of such certificate within a reasonable time after he has notice of it, the Corporation will issue a new certificate for stock in exchange for such mutilated certificate theretofore issued by it.

          (c) The Board may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties sufficient to indemnify the Corporation against any claim that may be made against it on account of the loss, theft, destruction or mutilation of any such certificate or the issuance of any such new certificate.

                           ARTICLE X
                              Seal

          The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words "Corporate Seal" and in figures the year of its incorporation, or such other words or figures as the Board may approve and adopt.

                           ARTICLE XI
                           Fiscal Year

          The fiscal year of the Corporation shall end on the 31st day of December in each year or on such other date as may be determined by resolution of the Board.

                          ARTICLE XII
                        Waiver of Notice

          Whenever any notice whatever is required to be given by these By-laws or by the Certificate of Incorporation of the Corporation or by any law, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form of recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                          ARTICLE XIII
                           Amendments

          These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be made, at any annual or special meeting, by the stockholders having voting power, or by Board action. By-laws made, altered or amended by the Board shall be subject to alteration, amendment or repeal by the stockholders.

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